Exhibit 10.1

PERFORMANCE AWARDS AGREEMENT
BRT APARTMENTS CORP.

Name of Participant:
Number of AFFO Units:
Number of Initial TSR Units:
Grant Date:                     June 23, 2026

    THIS PERFORMANCE AWARDS AGREEMENT (the “Agreement”), is made as of the grant date set forth above (the “Grant Date”) between BRT Apartments Corp., a Maryland corporation (the “Company”), and the participant identified above (the “Participant”).

    WHEREAS, the Compensation Committee of the Board of Directors (“Committee”) has determined to grant, pursuant to BRT Apartments Corp. 2026 Incentive Plan (the “Plan”), to the Participant (i) Performance Awards in the form of performance based restricted stock units (“RSUs”) payable upon the attainment by the Company over the Performance Cycle of the Performance Criteria established by the Committee as set forth herein and (ii) cash settled dividend equivalent rights, which are granted in tandem with the RSUs.

    WHEREAS, these awards are subject to forfeiture and vesting as set forth herein.

    NOW THEREFORE, the parties hereby agree as follows:

1.Incorporation of the Plan; Definitions. The Participant acknowledges: (a) receipt of the Plan, the Prospectus dated June 11, 2026 (the “Prospectus”), the Prospectus Supplement dated the Grant Date (the “Supplement”), and the Clawback Policy (as defined in Section 12 of this Agreement) and (b) that it has had the opportunity to request from the Company and review the documents incorporated by reference into the Prospectus. All provisions of this Agreement and the rights of a Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee provided therein and herein. Capitalized terms used without being defined herein shall have the meanings given to such terms in the Plan or Exhibit A annexed hereto.

2.Administration. The Performance Awards shall be administered by the Committee with the powers and authority set forth in the Plan.

3.Terms of the Awards. (a) Unless otherwise forfeited in accordance with this Agreement, including pursuant to Section 7 hereof, the number of Shares underlying RSUs that vest will be based on (i) compounded annual growth rate in AFFO and (ii) compounded annual growth rate in TSR, in each case as measured over the Performance Cycle. The number of RSUs that vest based on satisfaction of the compound annual growth rate in TSR is subject to adjustment based on a comparison of the Company’s compound annual growth rate in TSR to the compound annual growth rate of the Peer Group.

(b)As soon as practicable after the Units become vested and non-forfeitable, but in no event later than March 15 following the calendar year of vesting, the Participant shall receive one share (the “Share” or “Shares”) of Company common stock (the “Common Stock”) for each vested Unit. In the event that a fraction of a Share would be issued, the number of Shares to be issued shall be rounded to the nearest whole share, and all calculations hereunder shall be rounded to the nearest hundredth. Any delivery of Shares under this Agreement may be made by means of a credit of Shares in book entry form.

4.TSR Units Vesting on the Basis of Compound Annual Growth Rate in TSR. (a) The number of Initial TSR Units that vest based on compound annual growth rate in TSR over the Performance Cycle will be determined in accordance with the following table:

Compound Annual Growth Rate in TSR
                         Null Threshold Target     Maximum
                         <6.25%    6.25% 8%    11% and above
Percentage of Initial TSR Units that Vest 0     25     50     100

(b)    In the event that compound annual growth rate in TSR falls between two levels in the above table, a pro rata number of Initial TSR Units will vest.

(c)    In the event that the compound annual growth rate in TSR is in the: (i) top quartile of the corresponding growth rate of its Peer Group over the corresponding period, the number of Additional TSR Units that vest shall equal 25% of the Initial TSR Units that vest (the “Peer Group Addition”); and (ii) bottom quartile of the corresponding growth rate of its Peer Group over the corresponding period, the number of Initial TSR Units that vest pursuant to Section 4(a) shall be reduced by 25% (the “Peer Group Diminution”; and together with the Peer Group Addition, the “Peer Group Adjustment”).

5.AFFO Units Earned on the Basis of the Compound Annual Growth Rate in AFFO. The number of AFFO Units that vest based on compound annual growth rate in AFFO over the Performance Cycle will be determined in accordance with the following table:

Compound Annual Growth Rate in AFFO
                         Null        Threshold Target     Maximum
                         <4%     4%     6%    8% and above
Percentage of AFFO Units that Vest 0      25        50     100

The base AFFO which shall be used in measuring whether the applicable compound annual growth rate is achieved shall be the AFFO for the 12 months ended June 30, 2026 and the concluding AFFO shall be the AFFO for the 12 months ending June 30, 2029. In the event that such growth rate in AFFO falls between two levels in the above table, a pro rata number of AFFO Units will vest.

6.Vesting Determinations.

(a) Promptly following June 30, 2029 (or within 60 days of a DDR Event and contemporaneously with a Change in Control), the Committee shall perform or cause to be performed, the necessary calculations to determine the number of RSUs earned by the Participant pursuant to this Agreement.

(b) The Participant shall have no rights to RSUs that vest pursuant to Sections 4 and 5, as applicable, above until the number of such RSUs are determined by the Committee.

7.Forfeiture. Upon a termination, prior to or on June 30, 2029, of the Participant’s status as a Participant for any reason other than a DDR Event or Change in Control, all RSUs that have not vested shall immediately terminate and be forfeited without consideration. Any RSUs that do not vest will, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void as of 11:59 pm, New York City Time on June 30, 2029, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such RSUs or the underlying Shares.

8.Vesting Upon the Occurrence of a DDR Event or Change in Control.

(a)     Notwithstanding the forfeiture provisions of this Agreement, including Section 7 hereof, upon the occurrence of a:

        (i)    DDR Event, a pro rata portion of Initial TSR Units and AFFO Units, as applicable, shall vest, but only with respect to Units that would otherwise have vested at the end of the Performance Cycle; and

    (ii)    Change in Control, (A) if the effective date is after December 31, 2027, the Initial TSR Units and AFFO Units shall vest upon such effective date, and (B) occurs prior to or on December 31, 2027, a pro rata portion of Initial TSR Units and AFFO Units shall vest upon such Change in Control, unless the Committee in its discretion, determines to vest all such Units, without proration.

(b)    The number of Initial TSR Units that vest pursuant to Section 8(a) and (d) hereof will be subject to the Peer Group Adjustment which will be measured, with respect to a:

(i)    DDR Event, as of the end of the Performance Cycle; and

(ii)    Change in Control (including Section 8(d) of this Agreement) on the effective date thereof.

(c)    For the purposes of this Section 8, the pro rata portion of Initial TSR Units and AFFO Units that vest shall equal the product obtained by multiplying the Initial TSR Units and AFFO Units, as applicable, by a fraction, the numerator of which is the number of days during the period beginning July 1, 2026 and ending on the DDR Event or the effective date of the Change in Control, as applicable, and the denominator of which is the number of days in the Performance Cycle.

(d)If a Participant’s relationship with the Company terminates due to a DDR Event and subsequent thereto (but prior to the conclusion of the Performance Cycle) there is a Change in Control, then notwithstanding anything to the contrary in this Agreement, the number of Initial TSR Units and AFFO Units which vest and the number of Shares issuable to the Participant, the Participant’s guardian, personal representative or estate, as the case may be, equals the product obtained by multiplying the total number of such units subject to this Agreement by a fraction, the numerator of which is the number of days commencing July 1, 2026 and ending on the date of the DDR Event, and the denominator of which is the total number of days in the period commencing July 1, 2026 and ending on the effective date of the Change in Control.

9.Restrictions on Transfer. None of the RSUs granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) until after the date that such RSUs vest. Any attempted Transfer of RSUs not in accordance with the terms and conditions of this Agreement shall be null and void, and the Company shall not reflect on its records any change in record ownership of any RSUs as a result of any such Transfer, and shall not in any way give effect to any such Transfer of any RSUs. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

10.Rights as a Stockholder; Dividend Equivalents.

(a) The Participant shall not have any rights of a stockholder with respect to the Shares underlying the RSUs unless and until the Units vest and are settled in Shares.

(b) The Participant shall not be entitled to receive any dividend equivalent payments with respect to the Shares underlying the RSUs unless and until such RSUs vest. Within 60 days following the date on which the RSUs vest, the Company will pay the Participant in respect of each RSUs that has vested, an amount in cash equal to the aggregate amount of cash dividends that would have been paid in respect of the Shares underlying such vested RSUs had such Shares been issued and outstanding (as of the applicable record date with respect to the payment of the related dividend) during the period from the beginning of the Performance Cycle through the vesting date of such RSUs and the settlement of the underlying shares.

11.Taxes. The Participant shall be liable for any and all taxes, including withholding taxes, arising out of this grant, the vesting of RSUs and the issuance of Shares hereunder.

12.Claw-back. The Participant acknowledges and agrees that the grant of this Award, the issuance of Shares and the payment of amounts pursuant to dividend equivalent rights, is subject to the applicable provisions of any claw-back policy implemented by the Company (or to which the Company is subject, including Section 304 of the Sarbanes-Oxley Act of 2002, as amended), whether implemented prior to or after the grant of such awards, including without limitation, the Company’s Clawback Policy effective as of October 2, 2023, as amended from time-to-time (all of the foregoing collectively referred to as the “Clawback Policy”).

13. Miscellaneous

(a)    Neither this Agreement nor the granting or vesting of RSUs shall confer upon the Participant any right to continue as an officer, director, employee of or consultant to, the Company or an affiliate, nor shall it interfere in any way with the right of the Company or an affiliate to terminate Participant’s relationship with the Company at any time and for any reason whatsoever.

(b)    The parties agree to execute such further documents and instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c)    This Award shall be governed by the laws of the State of Maryland (without regard to its choice of law principles) and applicable Federal law.

(d)    Except as otherwise provided herein, in any event of any conflict between the provisions of the Plan and the provisions of this Award, the provisions of the Plan shall govern.

(e)    Subject to the terms of the Plan, the Committee has the right to amend this Agreement, prospectively or retroactively; provided that no such amendment or alteration shall adversely affect Participant's material rights under this Agreement without Participant's consent and pursuant to a writing executed by the parties hereto which specifically states that it is amending this Agreement.

(f)    This Agreement, the Plan and the Clawback Policy constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

    (g)    In calculating pro rata amounts as contemplated by Sections 4(a) and 5, the two metrics closest to the actual result will be used (e.g., if compounded annual growth rate in AFFO is 5%, then the threshold and target metrics will be used in determining the pro rata number of AFFO Units that vest).

    This Agreement has been executed and delivered by the parties as of the date hereof.

BRT APARTMENTS CORP.

By: _________________________
Isaac Kalish
Chief Financial Officer

____________________________
Signature of Participant

____________________________
Name of Participant

(26/BRT Performance Award/2026 Master RSU-Performance Award Final)

EXHIBIT A
Definitions
Capitalized terms used without being defined herein shall have the means ascribed to such terms by the Plan.

“Additional TSR Units” means the units so denominated at the beginning of this Agreement.

“AFFO” means adjusted funds from operations as presented in the Company’s filings with the Securities and Exchange Commission.

“AFFO Units” means the units so denominated at the beginning of this Agreement.
“DDR Event” means the death, Disability or Retirement of the Participant.
“Initial TSR Units” means the units so denominated at the beginning of this Agreement.

“Peer Group” means the constituents of FTSE NAREIT Equity Apartment Index that have been included in such index for the entirety of the Performance Cycle; provided, however, that (i) a constituent of the Peer Group will be excluded from the TSR calculations if on the last day of the Performance Cycle such company is under a definitive agreement to be acquired or merged out of existence during the next 12 months and/or (ii) if a constituent of the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Committee, in its reasonable discretion, may select a comparable company to be added to the Peer Group or may determine not to select a replacement company to be added to the Peer Group and thus reduce the number of companies in the Peer Group.

“Performance Criteria” means the criteria described in Section 4 and/or Section 5 of this Agreement, as applicable.

“Performance Cycle” means the period from July 1, 2026 through June 30, 2029.
“TSR” means total stockholder return over the Performance Cycle as calculated by a third-party (the “Expert”) selected by the Committee which calculation, except as otherwise provided herein, shall be made as customarily calculated for publicly traded REITs. In calculating TSR:

(i)     the beginning share price is the volume weighted average price of the Common Stock for the 20 trading days ( the “VWAP”) ending June 30, 2026 (i.e., the last trading day before the beginning of the Performance Cycle).

(ii)the ending share price is the VWAP of the Common Stock for the 20 trading days ending on the last trading day of the Performance Cycle.

(iii)dividends are reinvested in additional Shares on the ex-dividend date for such
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(iv) dividend at the closing price of a share of Common Stock; and

(v)the prices for the Common Stock shall be as reported on the NYSE Consolidated Tape, or if such pricing is unavailable, on the principal exchange on which the Common Stock is then traded.

(vi)The TSR for the Peer Group over the Performance Cycle shall be calculated in the same manner as TSR is calculated.

“RSUs” means the AFFO Units and the TSR Units.
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